PACIFIC ALLIANCE VENTURES LTD.

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific Alliance Ventures Ltd. (the "Company") on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), we, Velda King, President, Chief Executive Officer, and Gerald R. Tuskey, Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated March 30, 2005

/s/Velda King

Velda King,

President and Chief Executive Officer

/s/Gerald R. Tuskey

Gerald R. Tuskey,

Chief Financial Officer